EXHIBIT (d)(6)

INVESTMENT ADVISORY AGREEMENT
CAYMAN SUBSIDIARY

This Agreement is made as of [ ], 2026, between SATURNA CAPITAL CORPORATION (“Adviser”), a Washington State corporation and a registered investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”) and each Special Purpose Vehicle (the “SPV”) set forth in Schedule A to this Agreement, each organized under the laws of the Cayman Islands and each a wholly owned subsidiary of a series (the “Fund”) of Amana Mutual Funds Trust (the “Trust”), a Delaware statutory trust and an open-end management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”).
WHEREAS, the SPV desires to retain Adviser as investment adviser, to furnish certain investment advisory and portfolio management services to the SPV, and Adviser is willing to furnish such services.
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:
1. APPOINTMENT. The SPV hereby appoints Adviser as investment adviser of the SPV for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and in recognition of the Adviser serving in the same capacity for the Fund and being compensated by the Fund for such role, agrees to render the services herein set forth at no additional compensation.
2. REPRESENTATIONS AND DUTIES OF ADVISER.
(a) During the continuance of this Agreement, the Adviser shall supervise the investment management of the cash and securities or other assets of the SPV, and in that connection, to the extent reasonably required, shall furnish to the SPV advice and recommendations as to the securities or other assets to be purchased, held or sold and the portion of the assets to remain uninvested, all in accordance with the investment objectives, powers and restrictions imposed by law or other governing document or writing binding upon SPV. In making purchases and sales of securities and other investment assets for the SPV, the Adviser shall comply with the directions set from time to time by the SPV’s board of director(s) (the “Sole Director(s)”) as well as the limitations imposed by the SPV’s governing documents, as amended from time to time, and the investment objectives, policies and restrictions of the Fund, as stated in the Fund’s currently effective registration statement under the Securities Act of 1933, as amended, and the 1940 Act, and any amendments or supplements thereto (“Registration Statement”), all applicable provisions of the 1940 Act, and all other applicable provisions of state or federal law.
(b) Adviser shall have authority to enter into an agreement with a religious consultant to provide consulting and advisory services regarding the application and interpretation of Islamic principles to the investments of the SPV in accordance with the investment objectives, powers and restrictions imposed by law or other governing document or writing upon the SPV.

(c) Adviser agrees that, in placing orders with brokers, it will attempt to obtain the best net result in terms of price and execution; provided that, consistent with Section 28(e) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the Adviser may allocate brokerage on behalf of the SPV to broker-dealers who provide research, analysis, advice and similar services. Subject to compliance with Section 28(e), the Adviser may cause the SPV to pay to any broker-dealer who provides such services a commission that exceeds the commission the SPV might have paid to a different broker-dealer for the same transaction. The Adviser may, but is under no obligation to, aggregate sales and purchase orders of the assets of the SPV with similar orders being made simultaneously for other accounts advised by the Adviser or its affiliates. Whenever the Adviser simultaneously places orders to purchase or sell the same asset on behalf of an SPV and one or more other accounts advised by the Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to the SPV and account. The Adviser shall not allocate any SPV’s portfolio securities transactions to a broker or dealer in consideration of such broker or dealer’s promotion or sales of shares of the Fund, any other series of the Trust, or any other registered investment company.
(d) Adviser will maintain records relating to portfolio transactions on behalf of the SPV and placing and allocation of brokerage orders as are required to be maintained by the SPV under the applicable law or regulation. The Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Adviser pursuant to this Agreement required to be prepared and maintained by the Adviser or the Trust pursuant to applicable law. To the extent required by law, the books and records pertaining to the SPV which are in possession of the Adviser shall be the property of the  SPV. The SPV, or its representatives, shall have access to such books and records at all times during the Adviser’s normal business hours. Upon the reasonable request of the SPV, copies of any such books and records shall be provided promptly by the Adviser to the SPV or its representatives.
(e) Adviser will oversee the computation of the net asset value and the net income of the SPV as described in the currently effective Registration Statement or as more frequently requested by the Board.  In addition, Adviser provide the SPV’s custodian and fund accountant on each business day with such information relating to all transactions concerning the SPV’s assets as the custodian and fund accountant may reasonably require to provide contracted for services to the SPV. Adviser will also assist in any fair valuation of SPV assets.
(f) An affiliate of the Adviser or a delegate pursuant to Section 6 hereof may act as broker or agent in connection with the purchase or sale of securities or other investments for the SPV, subject to: (i) the requirement that the Adviser or delegate, as applicable, seek to obtain best execution; and (ii) the provisions of the 1940 Act, the Advisers Act, and any other applicable federal securities laws or regulations.  The SPV hereby authorizes Adviser and any delegate pursuant to Section 6 hereof and any entity or person associated with  them that is a member of a national securities exchange to effect any transaction on such exchange for the account of the SPV, which transaction is permitted by Section 11(a) of the Exchange Act and/or the rules thereunder, and the SPV hereby consents to the retention of compensation by Adviser or any person or entity associated with them for such transaction.

(g) Adviser will furnish or cause to be furnished, at such times as may be reasonably requested by the Sole Director(s),  such information, reports and certifications as they may reasonably request, including as appropriate for keeping the Sole Director(s) informed of important developments affecting the SPV and the Adviser.
(h) Adviser represents and warrants that: (i) it is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) will promptly notify the Sole Director(s) of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9 of the 1940 Act or otherwise; and (v) it has the rights to use “Saturna Capital Corporation,” and any applicable variation thereof and has the right to permit the Trust to use such terms.
(i)            The Adviser has adopted and implemented and will maintain  in accordance with Rule 206(4)-7 under the Advisers Act, (a) policies and procedures reasonably designed to prevent violation by the Adviser and its supervised persons (as such term is defined by the Advisers Act) of the Advisers Act and the rules thereunder; and (b) to the extent that the Adviser’s activities or services could affect the SPV(s), policies and procedures to prevent violation of the federal securities laws (as such term is defined in Rule 38a-1 under the 1940 Act) by the SPV, Fund and the Adviser.

3. SERVICES NOT EXCLUSIVE. The services furnished by Adviser hereunder are not to be deemed exclusive and Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby or unless otherwise agreed to by the parties hereunder in writing. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.
4. EXPENSES. During the term of this Agreement, except for (i) payments under any 12b-1 plan adopted by the SPV, (ii) brokerage and similar portfolio management expenses, (iii) acquired fund fees and expenses, (iv) liquidation or termination expenses, (v) taxes, (including, but not limited to, income, excise, transaction, transfer and withholding taxes), (vi) any interest (including any borrowing costs and dividend interest expenses on securities sold short), (vii) any securities lending-related fees and expenses, and (viii) litigation expenses and other extraordinary expenses, the Adviser shall pay all of the expenses of the SPV, including but not limited to:
(a) Salaries, Expenses and Fees of Certain Persons. Adviser (or its affiliates) shall pay all salaries, expenses, and fees of the Sole Director(s) and officers of the SPV who are officers, directors/trustees, partners, or employees of Adviser or its affiliates;

(b) Preparing, Printing and Mailing of Certain Documents. The costs of preparing, setting in type, printing and mailing of any reports or notices to shareholders (unless related to a Fund liquidation or termination) or regulatory authorities, and all tax returns;
(c) Registration Fees and Expenses. All legal and other fees and expenses incurred in connection with the affairs of the SPV, including those incurred with respect to registering its shares with regulatory authorities and all fees and expenses incurred in connection with the preparation, setting in type, printing, and filing with necessary regulatory authorities of any reports or notices, including registration, filing and other fees in connection with requirements of regulatory authorities;
(d) Custodian and Fund Accounting Services. All expenses related to the transfer, receipt, safekeeping, servicing and accounting for the SPV’s cash, securities, and other property, including all charges of depositories, custodians, and other agents, if any, excluding such fees and expenses as are offset by transaction fees paid on creation unit transactions in Fund shares;
(e) Independent Accountant and Fund Counsel Fees and Expenses. The fees and expenses of any independent public accountant and legal counsel for the SPV;
(f) Transfer Agent. The charges and expenses related to the transfer of SPV shares, including all charges of transfer, bookkeeping, index receipt and dividend disbursing agents appointed by the SPV;
(g) Bonding and Insurance. All insurance premiums for fidelity and other coverage, as approved by the Sole Director(s) for the SPV;
(h) Shareholder and Sole Director(s) Meetings. All expenses incidental to holding shareholder meetings and meetings of Sole Director(s) for the SPV, including the printing of any notices and (proxy) materials and proxy solicitation fees and expenses (unless related to a Fund liquidation or termination); and
(i) Pricing. All expenses of calculating the net asset value of the SPV, including the cost of any equipment or services to obtain price quotations.
The payment or assumption by Adviser of any expense of the SPV that Adviser is not required by this Agreement to pay or assume shall not obligate Adviser to pay or assume the same or any similar expense on any subsequent occasion.
5. COMPENSATION.
(a) The Adviser, in recognition of the value of the compensation paid to it for the services provided to the Fund, will receive no compensation from the SPV for services provided and the expense assumed pursuant to this Agreement.
6. DELEGATION. Subject to the approval of the Sole Director(s) of the SPV and the oversight of Adviser, Adviser may, at its expense, through a sub-advisory agreement or other arrangement, delegate to one or more investment advisers registered under the Advisers Act or other person all or certain of the duties enumerated in Section 2 hereof, to the extent permitted by applicable law; provided, that Adviser shall continue to supervise and oversee the services provided by such person and any such delegation shall not relieve Adviser of any of its obligations hereunder.
7. STANDARD OF CARE; LIMITATIONS OF LIABILITY.
(a) Adviser will give the SPV the benefit of the Adviser’s best judgment and efforts in rendering its services to the SPV. Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by any SPV or its shareholders in connection with the matters to which this Agreement relates, except to the extent that such a loss results from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.
(b) Neither party shall be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties (other than those related to the Adviser’s employees), fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.
(c) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.
8. DURATION AND TERMINATION.
(a) This Agreement, unless sooner terminated as provided herein, shall become effective with respect to the SPV on the later of the date Schedule A is amended to reflect the SPV or the date upon which the Sole Director(s) of the SPV and the trustees of the Trust approve or ratify this Agreement, and continue for two years after its initial effectiveness as to such SPV and thereafter for periods of one year for so long as such continuance is approved at least annually (a) by the vote of a majority of the trustees of the Trust who are not parties to this Agreement or interested persons of the Fund or Adviser, on behalf of the Fund as sole shareholder of the SPV, and (b) by the Sole Director(s) of the SPV.

(b) Notwithstanding the foregoing, with respect to any SPV, this Agreement may be terminated at any time, without the payment of any penalty, by either party by notice in writing given not less than sixty (60) days in advance of the date specified for termination, provided, that such action shall have been authorized (i) by resolution of the Sole Director(s) of the SPV, (ii) by resolution of the trustees of the Trust, including the vote or written consent of a majority of the trustees of the Trust who are not parties to this Agreement or interested persons of the Trust or the Adviser, or (iii) by a vote of a majority of the outstanding voting securities of the SPV. The notice provided for herein may be waived by either party. Termination of this Agreement with respect to any given SPV shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other SPV. This Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act and the rules, regulations and interpretations thereunder.

9. AMENDMENTS. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement as to any given SPV shall be effective until approved (i) by resolution of the Sole Director(s) of the SPV, (ii) by resolution of the trustees of the Trust, including the vote or written consent of a majority of the trustees of the Trust who are not parties to this Agreement or interested persons of the Trust or the Adviser, and (iii) by vote a majority of the outstanding voting securities of the SPV, if such approval is required by the 1940 Act or other applicable law. No amendment to this Agreement or the termination of this Agreement with respect to an SPV shall affect this Agreement as it pertains to any other SPV, nor shall any such amendment require the vote of the shareholders of any other SPV.
10. MISCELLANEOUS.
(a) Headings. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
(b) Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
(c) Successors. Other than in the event of an assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.
(d) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement between those parties with respect to the subject matter hereof, whether oral or written.
(e) Counterparts. This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.
(f) Notices. Notices, requests, instructions and communications sent to the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given, provided such notice was provided by a reputable overnight courier, facsimile, or return receipt email.
(g) Meaning of Terms. As used in this Agreement, the terms “majority of the outstanding voting securities,” “affiliated person,” “interested person,” “assignment,” “broker,” “investment adviser,” “national securities exchange,” “net assets,” “prospectus,” “sale,” “sell” and “security” shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

(h) Authorization. Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

AMANA EQUITY INCOME ETF SPV	SATURNA CAPITAL CORPORATION
 _______________________________
By: Amana Mutual Funds Trust, on behalf of its series, Amana Equity Income ETF, in its capacity as sole managing member of Amana Equity Income ETF SPV
Jane Carten
Date
President
_________________________________ Jane Carten Date CEO and President

SCHEDULE A

SPV	A Wholly-Owned Subsidiary of:	Effective Date
Amana Equity Income ETF SPV	Amana Equity Income ETF